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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into by and between Tut Systems, Inc., a Delaware corporation ("Tut Systems"), FreeGate Corporation, a Delaware corporation ("FreeGate"), and Sandy Benett ("Employee") as of November 17, 1999.

                                    Recitals

     A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of November 15, 1999 by and among Tut Systems, FreeGate Acquisition Corporation ("Sub") and FreeGate, Sub will merge with and into FreeGate (the "Merger") and any shares of FreeGate capital stock and vested options to acquire such shares of capital stock owned by Employee will be exchanged for Tut Systems Common Stock;

     B. Employee has served as President and Chief Operating Officer at FreeGate and has gained substantial knowledge and expertise in connection with FreeGate's products, organization and customers;

     C. Tut Systems desires to provide for the continued services of Employee following the Merger;

     D. As inducement to Tut Systems to consummate the Merger, and in consideration of the amounts paid to stockholders of FreeGate under the Merger Agreement, Employee desires to agree with Tut Systems as further provided herein;

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   Agreement

     1.   Employment
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     1.1  Period of Employment.  Contingent upon the Closing of the Merger, Tut
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Systems hereby agrees to employ Employee to render services to Tut Systems in the position and with the duties and responsibilities described in Section 1.2 for the period (the "Period of Employment") commencing on the Closing (as
                     --------------------
defined in the Merger Agreement) and ending upon the earlier of (i) eighteen
(18) months from such date (the "Term Date"), and (ii) the date the Period of
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Employment is terminated in accordance with Section 1.4.

     1.2  Position, Duties, Responsibilities.
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          (a)  Position. Contingent upon the closing of the Merger (the
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"Closing"), Employee hereby accepts employment with Tut Systems as Executive
Vice President - Products and
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Support. Subject to a review of performance by the President and Board of
Directors of Tut Systems, with such review to occur prior to June 1, 2000, the employment position will be changed to that of Chief Operating Officer, which shall include a reconsideration of commesurate salary and granting of options to purchase 75,000 shares of Tut Systems common stock (subject to approval by the Board of Directors). Employee agrees to devote his or her entire time, attention, energies and skills during usual business hours (and outside those hours when reasonably necessary to the performance of his or her duties hereunder) to the business and interests of Tut Systems during the Period of Employment. However, Employee may (i) devote a reasonable amount of his or her time to civic, community, or charitable activities, and, with the prior approval of the Tut Systems the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph, (ii) take usual, ordinary and customary periods of vacation, (iii) except as otherwise provided for total disability (as hereinafter defined), be absent due to illness or other allowed absences in accordance with Tut Systems policies, and (iv) devote a reasonable amount of time to academic activities (including, but not limited to, teaching and lecturing) for which Employee does not receive significant compensation.

          (b) Other Services.  Employee may be required in pursuance of his or
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her duties hereunder to perform services for any affiliated company but shall not be entitled to any additional compensation for such services. Employee shall obey all reasonable policies of Tut Systems and reasonable applicable policies of its affiliated companies.

     1.3  Compensation, Benefits, Expenses.
          --------------------------------

          (a)  Base Salary.  In consideration of the services to be rendered
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hereunder, including, without limitation, services to any affiliated company,
Employee shall be paid an annual salary of $150,000(the "Base Salary"), payable at the time and pursuant to the procedures regularly established, and as such time and procedures may be amended, by Tut Systems during the Period of Employment. Tut Systems shall review the Base Salary and in light of such review may, in its discretion, increase the Base Salary, taking into account Employee's responsibilities.

          (b)  Incentive Compensation; Bonuses.    In addition to Base Salary,
               -------------------------------
the Employee shall be entitled to (i) participate in the cash incentive bonus program, initially set at $50,000 per year (paid quarterly based on achievement of mutually agreed to objectives), (ii) participate in any other incentive plans in effect from time to time, and (iii) receive such other bonuses or discretionary compensation payments as the Board of Directors may determine from time to time. Any bonus and incentive plans covered by this subparagraph 1.3(b) shall be referred to herein in the aggregate as the "Incentive Plans."

          (c)  Benefits Plans.  Employee shall be entitled to such employee
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benefit plans and other terms and conditions of employment as Tut Systems generally provides to its employees. These include, but are not limited to, employee health plans, cafeteria plans, Employee Stock Purchase Plans and Stock Option Plans. An option to purchase 125,000 shares of Tut Systems common stock under Tut Systems 1998 Stock Plan , subject to approval by the Board of Directors, at fair market value at the close of business the day prior to the beginning of the Period of

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Employment, will be granted to the Employee.

          (d) Expenses.   During the Period of Employment, the Employee shall
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be entitled to receive prompt reimbursement in accordance with the policies and procedures of Tut Systems for all reasonable expenses incurred by the Employee in the normal course of Tut Systems business.

     1.4  Termination of Employment.
          -------------------------

          (a) By Death.  The Period of Employment shall terminate automatically
              --------
upon the death of Employee. Tut Systems shall pay to Employee's beneficiaries or estate, as appropriate, the Compensation and Benefits to which he or she is entitled through the end of the month in which death occurs. Thereafter, Tut Systems's obligations hereunder shall terminate. Nothing in this Subsection (a) shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan.

          (b) By Disability.  If, during the term of this Agreement, Employee
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should become Totally Disabled (as hereinafter defined), Tut Systems shall have the right, to the extent permitted by law, in its sole discretion, to terminate this Agreement and Employee's employment with Tut Systems, in which case Employee's Compensation and Benefits shall be paid up through the last day of the month in which it has been determined that Employee has become Totally Disabled. Nothing in this Subsection (b) shall affect Employee's rights under any disability plan in which he or she is a participant. For purposes hereof, Employee shall be considered "Totally Disabled" if (i) Employee is entitled to
                              ----------------
benefits under any long-term disability income plan applicable to Employee or
(ii) Employee's physical and/or mental condition is such that Employee is unable to perform those duties Employee would otherwise be expected to continue to perform as an employee of Tut Systems, and Employee's non-performance of such duties can reasonably be expected to continue or does continue for not less than six (6) months. The determination that Employee is Totally Disabled shall be made by a qualified medical examiner reasonably acceptable to Tut Systems.

          (c) By Tut Systems for Cause.  Tut Systems may terminate, without
              ------------------------
liability, the Period of Employment for Cause (as defined below) at any time and upon written notice to Employee. Tut Systems shall pay Employee his or her Compensation and Benefits through the date of such notice and thereafter Tut Systems's obligations hereunder shall terminate. Termination shall be for "Cause" if (i) Employee commits a material breach of Tut Systems policies and
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procedures to the detriment of Tut Systems or any affiliated company; (ii)
Employee is convicted of a felony or other criminal act involving moral turpitude; (iii) Employee willfully fails to perform his or her reasonable employment duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by Tut Systems, which demand specifically identifies the manner in which Tut Systems believes that Employee has not substantially performed his or her duties; or (iv) Employee breaches any material term of this Agreement or the Employee Confidentiality Agreement (as defined in Section 2.4 below), which breach causes or is reasonably expected to cause material harm to Tut Systems, and, as to any such breach which is subject to cure, such failure or breach continues for a period of ten (10) days after Employee receives written notice of such breach from Tut Systems.

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          (d) Termination By Tut Systems Without Cause.  Tut systems may
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terminate this Agreement without cause on sixty (60) days notice.  If  Tut
Systems terminates this Agreement without cause, then Tut Systems shall pay, on the date of termination, the total amount that would be due under this Agreement had Employee continued as an employee until the end of the Agreement's term.
For purposes of this Agreement a termination "without cause" shall mean a termination by Tut Systems for a reason other than that described in Sections 1.4(a), (b) or (c), above.

          (e) By Employee.  Employee will be entitled to terminate his or her
              -----------
Employment for Good Reason (as defined below) at any time within 180 days after the facts or circumstances constituting such Good Reason first exist and are known to Employee. For purposes of this Agreement, "Good Reason" shall be defined as (i) any violation by Tut Systems of any material provision of this Agreement or (ii) any action by Tut Systems which results in the constructive termination of Employee. If Employee terminates this Agreement for Good Reason, then Tut Systems shall pay, on the date of termination, the total amount that would be due under this Agreement had Employee continued as an employee until the end of the Agreement's term.

     1.5  Relocation.   Tut Systems agrees that, without the Employee's express
          ----------
consent, Employee will not be required to make special commute arrangements should Tut Systems consolidate the Sunnyvale, CA office with a headquarters office or relocate the Sunnyvale office, in either case, to a location outside of a 30-mile radius from the current Sunnyvale office, and as such, may terminate this employment agreement.

     2 .  Miscellaneous
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     2.1  Successors, Assigns, Merger.  This Agreement shall be binding upon and
          ---------------------------
shall inure to the benefit of Tut Systems and its successors and assigns. Notwithstanding any assignment by Tut Systems, Tut Systems shall remain liable for the payment of all Compensation and Benefits payable to Employee under this Employment Agreement. This Agreement shall be binding upon Employee and shall inure to his or her benefit and to the benefit of his or her heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

     2.2  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between Tut Systems and Employee relating to his or her employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the President of Tut Systems and Employee.

     2.3  Applicable Law; Severability.  This Agreement shall be construed and
          ----------------------------
interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allow Tut Systems, as if such offending provision had not been a part of this Agreement.

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     2.4  Proprietary Information Agreement.  Employee shall execute Tut
          ---------------------------------
Systems's Confidentiality and Disclosure Agreement in the form attached hereto as Exhibit A concurrent with his or her execution of this Agreement.
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     2.5  Effectiveness. This Agreement shall become effective upon the Closing,
          -------------
and, if the Closing does not occur prior to February 29, 2000, this Agreement shall immediately terminate and be of no further force or effect.

     2.6  Arbitration. The Employee and Tut Systems agree that any and all past
          -----------
or present dispute or controversy arising out of or relating to this Agreement, other than matters related to the Confidentiality and Disclosure Agreement, shall be subject to binding arbitration held in San Mateo County, California, under the Arbitration Rules set forth in California Code of Civil Procedure
Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Each party shall be allowed to take three (3) depositions and to make a reasonable request for documents. The arbitrator shall be knowledgeable in the industry and shall be mutually agreed upon by the Employee and Tut Systems. If an arbitrator cannot be mutually agreed upon, each party shall select an arbitrator and the two arbitrators shall select a third to constitute an arbitration panel. Any arbitration shall take place within sixty
(60) days of the initial demand or, if the parties are unable to agree on a mutual arbitrator, then within sixty (60) days of the date the three person panel is chosen, except if the arbitrator(s) are unable to hold the arbitration within such time period then the arbitration shall be held based upon the availability and schedule of such arbitrator(s).

          (a)  Equitable Remedies. Employee agrees that if he or she breaches
               ------------------
any Section of this Agreement, Tut Systems will have available, in addition to any rights under this Arbitration Provision, the right to obtain an injunction from a Court of competent jurisdiction restraining such breach or threatened breach and to specific performance. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and hereby consents to the issuance of such injunction and to the ordering of specific performance.

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


     FREEGATE COMMUNICATIONS, INC.  TUT SYSTEMS, INC.



     By:/s/ Jean-Marc Frailong                  By: /s/ Nelson B. Caldwell
        ----------------------                      ----------------------

     Its: Founder and Chief Technology Officer  By: Nelson B. Caldwell
          ------------------------------------      ----------------------


                                                EMPLOYEE


                                                /s/ Sandy Benett
                                                --------------------------
                                                Name:  Sandy Benett




                    [Signature Page to Employment Agreement]

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                                   Exhibit A
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               Form of Confidentiality and Discolsure Agreement.